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                               UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): June 15, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation
          under  an Off-Balance Sheet Arrangement of a Registrant.

On June 15, 2005, Eastman Kodak Company, a New Jersey corporation
("Kodak") completed its acquisition of Creo Inc., a Canada Business Corporations Act corporation ("Creo").

Kodak paid, excluding transaction costs, approximately US$954 million in cash, or US$16.50 per common share, for all the outstanding shares of Creo, on a fully diluted basis. Kodak used its 364-day committed revolving credit facility to initially fund the acquisition, with a portion of the debt to be refinanced in the capital markets at a future date.

A copy of the June 15, 2005 press release related to this agreement is attached hereto as Exhibit (99.1).


ITEM 9.01  Financial Statements and Exhibits

(c) Exhibit

(99.1) Eastman Kodak Company press release dated June 15, 2005 regarding this action.

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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          EASTMAN KODAK COMPANY



                                          By: /s/ Richard G. Brown, Jr.
                                          -----------------------------
                                          Richard G. Brown, Jr.
                                          Controller

Date:  June 15, 2005

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                           EASTMAN KODAK COMPANY
                             INDEX TO EXHIBIT

Exhibit No.

(99.1)  Eastman Kodak Company press release dated June 15, 2005.